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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-35391 of Rocky Shoes & Boots, Inc. of our reports dated March 11, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Rocky Shoes & Boots, Inc. for the year ended December 31, 1996, and to the use of our report dated March 11, 1997, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
----------------------------
Deloitte & Touche LLP

Columbus, Ohio
September 18, 1997